Exhibit 99.1

Align Technology Announces Second Quarter 2015 Results

SAN JOSE, CA--(Marketwired - Jul 23, 2015) - Align Technology, Inc. (NASDAQ: ALGN)

•	Q2 worldwide Clear Aligner shipments of 144.6 thousand, up 21.2% year-over-year, with North America up 17.4% and International up 30.4%

•	Q2 revenues of $209.5 million, up 8.8% year-over-year, and diluted EPS of $0.39

•	On a constant currency basis, total revenues up 14.2% year-over-year, and Clear Aligner revenues up 17.5% year-over-year

Align Technology, Inc. (NASDAQ: ALGN) today reported financial results for the second quarter ended June 30, 2015. Clear Aligner shipments in Q2'15 were 144.6 thousand, a 21.2% increase year-over-year from 119.3 thousand in Q2'14. Revenues for the second quarter of 2015 (Q2'15) were $209.5 million, an 8.8% increase year-over-year from $192.5 million in the second quarter of 2014 (Q2'14). Net profit for Q2'15 was $31.4 million, or $0.39 per diluted share, compared to $35.6 million, or $0.43 per diluted share in Q2'14. For Q2'15, on a constant currency basis, year-over-year total revenue growth would have been 14.2%, year-over-year Clear Aligner revenue growth would have been 17.5%, and earnings per diluted share would have been $0.03 per share higher.

"Our second quarter results were solid driven by strong Invisalign volume and growth across all customer channels and geographies," said Joe Hogan, Align president and CEO. "North America volumes grew 17% year-over-year and our international geographies were up 30% compared to last year. This reflects another record quarter for North American Ortho utilization and record volume in almost every major country in Europe, as well as China, Japan, Southeast Asia, and Taiwan."

Summary Financial Comparisons
(In millions except for shipments and per share amounts)
	Q2'15	Q1'15	Q2'14	Q/Q	Y/Y
GAAP
Clear Aligner shipments	144,570	130,780	119,300	10.5%	21.2%
Net revenues	$209.5	$198.1	$192.5	5.8%	8.8%
Clear Aligner	$200.8	$187.0	$179.7	7.4%	11.7%
Scanner & Services	$8.7	$11.1	$12.8	(21.6)%	(32.2)%
Net profit	$31.4	$36.2	$35.6	(13.3)%	(11.9)%
Net profit per share	$0.39	$0.44	$0.43	$(0.05)	$(0.04)

Note: Changes and percentages are based on actual values and may effect totals due to rounding

As of June 30, 2015, Align had $596.7 million in cash, cash equivalents and marketable securities compared to $602.6 million as of December 31, 2014. During Q2'15, we paid out $70 million under an accelerated stock repurchase plan ("ASR") in which we received an initial delivery of approximately 824,000 shares of our common stock. The final number of shares repurchased will be determined upon completion of the ASR based on Align's volume-weighted average stock price during the term of the ASR, less an agreed upon discount. The ASR is expected to be completed by July 29, 2015. There remains approximately $130 million available for repurchases under the existing stock repurchase authorization, of which $30 million is expected to be used for open market repurchases pursuant to a 10b-5 trading plan over the next nine months. These repurchases were collectively part of a three-year, $300 million stock repurchase program announced on April 23, 2014 of which the second $100 million was authorized to be purchased through April 2016.

Additional Aligners at No Charge Effective July 18, 2015

"We are committed to delivering a better customer experience for our doctors and their patients," said Joe Hogan, Align president and CEO. "Our goal is to continue to improve how customers experience our products and services, our business processes and interactions with them, and the Invisalign and iTero brands. Over the past two years we have made improvements in each of these areas and as a result, our key customer experience measure for success, our Net Promoter Score (NPS), has continued to rise. We expect this new policy will result in significant improvement in customer satisfaction and loyalty, which we believe will further increase Invisalign utilization and volume over time."

On July 18, 2015, Align launched a new product policy called "Additional Aligners At No Charge" to address one of our customer's top complaints. Previously, Align charged customers for additional aligners ordered beyond those covered by the initial treatment plan. With this new policy, Align will no longer distinguish between mid-course corrections and case refinements and allow doctors to order additional aligners to address either treatment need at no charge, subject to certain requirements. These changes will be effective for all new Invisalign Full, Teen, and Assist treatments shipped worldwide after July 18, 2015, as well as any open Invisalign Full, Teen, and Assist cases as of this date.

Based on this new policy, beginning in Q3'15, we will now defer more revenue as a result of providing free additional aligners for eligible treatments. Additionally, since we are "grandfathering" over 1 million open cases, we will recognize lower revenue when additional aligners are shipped for at least the next two years until these cases complete. Therefore, we expect this new product policy will decrease Clear Aligner net revenues by approximately $6 to $7 million in Q3'15 and $7 to $8 million in Q4'15.

Q3 2015 Business Outlook

For the third quarter of 2015 (Q3'15), Align provides the following guidance:

•	Clear Aligner case shipments in the range of 141.8 thousand to 144.3 thousand, up approximately 18.5% to 20.6% over the same period a year-ago.

•	Net revenues in the range of $201.4 million to $205.7 million.

•	Diluted EPS in the range of $0.28 to $0.31.

•
For Q3'15, on a constant currency basis and excluding the impact of the Additional Aligners policy, year-over-year total net revenues growth is expected to be 12.5% to 15.3%, year-over-year Clear Aligner net revenues growth expected to be 13.9% to 16.6%, and earnings per diluted share with the additional costs associated with the organizational change is expected to be $0.09 to $0.10 per share higher.

Align Announces Leadership Changes to Support Continued Growth and Expansion Globally

In a separate press release today, Align announced that it is simplifying the commercial reporting structure for its three key regions and global marketing to better support regional growth and priorities, and to extend best practices across the company.

Align Web Cast and Conference Call

Align will host a conference call today, July 23, 2015 at 4:30 p.m. ET, 1:30 p.m. PT, to review its second quarter 2015 results, discuss future operating trends and the business outlook. The conference call will also be web cast live via the Internet. To access the web cast, go to the "Events & Presentations" section under Company Information on Align's Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8261 approximately fifteen minutes prior to the start of the call. An archived audio web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with conference number 13612927 followed by #. For international callers, please dial 201-612-7415 and use the same conference number referenced above. The telephonic replay will be available through 5:30 p.m. ET on July 30, 2015.

About Align Technology, Inc.

Align Technology is the leader in modern clear aligner orthodontics that designs, manufactures and markets the Invisalign® system, which provides dental professionals with a range of treatment options for adults and teenagers. Align also offers the iTero 3D digital scanning system and services for orthodontic and restorative dentistry. Align was founded in March 1997 and received FDA clearance to market the Invisalign system in 1998. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign provider in your area, please visit www.invisalign.com. For additional information about the iTero 3D digital scanning system, please visit www.itero.com.

Forward-Looking Statement

This news release, including the tables below, contains forward-looking statements, including statements regarding the expectation that the program simplification "Additional Aligners for No Charge" will help increase Invisalign utilization and volume, as well as the expected impact this program change will have on Invisalign Clear Aligner net revenues in the third and fourth quarter of 2015, in addition to certain other business metrics for the third quarter of 2015, including, but not limited to, anticipated net revenues, deferrals, gross margin, operating expenses, operating profit, diluted earnings per share, case shipments, and additional common stock repurchases. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, growth related risks, including capacity constraints and pressure on our internal systems and personnel, our ability to successfully achieve the anticipated benefits from the scanner and services business, continued customer demand for our existing and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of our products by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, continued compliance with regulatory requirements, competition from existing and new competitors, Align's ability to develop and successfully introduce new products and product enhancements and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the Securities and Exchange Commission on February 26, 2015. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Net revenues	$209,488	$192,531	$407,574	$373,177

Cost of revenues	50,854	47,055	97,850	90,450

Gross profit	158,634	145,476	309,724	282,727

Operating expenses:
Selling, general and adminstrative	100,625	83,455	188,906	165,522
Research and development	15,684	13,289	29,569	26,669
Total operating expenses	116,309	96,744	218,475	192,191

Operating profit	42,325	48,732	91,249	90,536

Interest and other income (expense), net	174	(93)	(1,278)	508

Profit before income taxes	42,499	48,639	89,971	91,044

Provision for income taxes	11,149	13,039	22,444	23,000

Net profit	$31,350	$35,600	$67,527	$68,044

Net profit per share
- basic	$0.39	$0.44	$0.84	$0.84
- diluted	$0.39	$0.43	$0.83	$0.82

Shares used in computing net profit per share
- basic	80,257	81,027	80,358	81,073
- diluted	81,394	82,341	81,729	82,651

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2015	December 31, 2014
ASSETS

Current assets:
Cash and cash equivalents	$161,753	$199,871
Marketable securities, short-term	276,789	254,787
Accounts receivable, net	146,466	129,751
Inventories	16,415	15,928
Prepaid expenses and other current assets	56,483	56,823
Total current assets	657,906	657,160

Marketable securities, long-term	158,161	147,892
Property, plant and equipment, net	108,029	90,125
Goodwill and intangible assets, net	80,590	82,056
Deferred tax assets	16,014	3,099
Other assets	7,881	7,665

Total assets	$1,028,581	$987,997

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$29,513	$23,247
Accrued liabilities	91,992	87,880
Deferred revenues	101,420	90,684
Total current liabilities	222,925	201,811

Other long term liabilities	35,855	33,415

Total liabilities	258,780	235,226

Total stockholders' equity	769,801	752,771

Total liabilities and stockholders' equity	$1,028,581	$987,997

ALIGN TECHNOLOGY, INC.
Q1 2015 FINANCIAL AND BUSINESS METRICS
(in thousands except average selling price, utilization and doctors trained)

	Q1	Q2	Q3	Q4	Fiscal	Q1	Q2
	2014	2014	2014	2014	2014	2015	2015
Invisalign Clear Aligner Net Revenues by Geography:
North America	$107,910	$111,648	$113,349	$113,670	$446,577	$118,844	$126,137
International	49,848	55,988	53,439	60,467	219,742	55,920	61,896
Non-case*	10,481	12,099	11,350	12,300	46,230	12,265	12,784
Total Clear Aligner Net Revenues	$168,239	$179,735	$178,138	$186,437	$712,549	$187,029	$200,817
YoY % growth	18.8%	17.2%	16.0%	12.2	15.9%	11.2%	11.7%
QoQ % growth	1.2%	6.8%	-0.9%	4.7		0.3%	7.4%
*includes Invisalign training, ancillary products, and retainers

Average Invisalign Selling Price (ASP):
Worldwide ASP	$1,405	$1,405	$1,395	$1,370	$1,395	$1,335	$1,300
International ASP	$1,620	$1,625	$1,560	$1,510	$1,575	$1,410	$1,380

Invisalign Clear Aligner Cases Shipped by Geography:
North America	81,420	84,850	85,405	86,855	338,530	91,110	99,630
International	30,760	34,450	34,210	40,050	139,470	39,670	44,940
Total Cases Shipped	112,180	119,300	119,615	126,905	478,000	130,780	144,570

Number of Invisalign Doctors Cases Shipped To:
North America	19,015	19,505	19,550	19,745	29,890	20,165	21,335
International	7,185	7,685	7,950	8,945	13,450	9,050	9,790
Total Doctors Cases Shipped To	26,200	27,190	27,500	28,690	43,340	29,215	31,125

Invisalign Doctor Utilization Rates*:
North America	4.3	4.4	4.4	4.4	11.3	4.5	4.7
North American Orthodontists	8.1	8.4	8.8	8.6	27.7	9.0	9.5
North American GP Dentists	2.9	2.9	2.8	2.9	6.9	2.9	3.0
International	4.3	4.5	4.3	4.5	10.4	4.4	4.6
Total Utilization Rates	4.3	4.4	4.4	4.4	11.0	4.5	4.6
* # of cases shipped/# of doctors to whom cases were shipped

Number of Invisalign Doctors Trained:
North America	700	1,150	1,125	1,170	4,145	870	1,120
International	1,255	1,380	1,400	1,255	5,290	1,540	1,335
Total Doctors Trained Worldwide	1,955	2,530	2,525	2,425	9,435	2,410	2,455
Total to Date Worldwide	86,515	89,045	91,570	93,995	93,995	96,405	98,860

Total Net Revenues:
Clear Aligner Net Revenues	$168,239	$179,735	$178,138	$186,437	$712,549	$187,029	$200,817
Scanner & Services Net Revenues	12,407	12,796	11,738	12,163	49,104	11,057	8,671
Total Worldwide Net Revenues	$180,646	$192,531	$189,876	$198,600	$761,653	$198,086	$209,488
YoY % growth	17.6%	17.5%	15.4%	11.4%	15.4%	9.7%	8.8%
QoQ % growth	1.3%	6.6%	-1.4%	4.6%		-0.3%	5.8%

Stock-based Compensation (SBC)
SBC included in Gross Profit	$800	$940	$865	$965	$3,570	$980	$970
SBC included in Operating Expenses	8,300	9,370	9,045	9,510	36,225	10,670	11,860
Total SBC Expense	$9,100	$10,310	$9,910	$10,475	$39,795	$11,650	$12,830

Note: Historical public data may differ due to rounding. Additionally, rounding may effect totals.

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS
(in millions, except per share amounts and percentages)

Reconciliation of GAAP to Non-GAAP Net Revenues
(in millions)	Q2 2015
(using Q2'14 FX rates)

GAAP Net Revenues	$209.5
Exclude foreign exchange impact on Q2'15 revenues	10.3
Non-GAAP Net Revenues excluding foreign exchange impact	$219.8

Net Revenues in Q2'14	$192.5
% Year-over-year growth excluding the impact of foreign exchange	14.2%

Reconciliation of GAAP to Non-GAAP Clear Aligner Net Revenues
(in millions)	Q2 2015
(using Q2'14 FX rates)

GAAP Clear Aligner Net Revenues	$200.8
Exclude foreign exchange impact on Q2'15 revenues	10.3
Non-GAAP Clear Aligner Net Revenues excluding foreign exchange impact	$211.1

Clear Aligner Net Revenues in Q2'14	$179.7
% Year-over-year growth excluding the impact of foreign exchange	17.5%

Reconciliation of GAAP to Non-GAAP Net Revenues
(in millions)	Q3 2015 Guidance
(using Q3'14 FX rates)

GAAP Net Revenues	$201.4 - $205.7
Exclude foreign exchange impact on Q3'15 revenues	6.2
Exclude the impact of Additional Aligner deferral on Q3'15 revenues	$6.0 - $7.0
Non-GAAP Net Revenues excluding foreign exchange and additional aligners deferrals impact	$213.6 - $218.9

Net Revenues in Q3'14	$189.9
% Year-over-year growth excluding the impact of foreign exchange and additional aligners deferrals	12.5% - 15.3%

Reconciliation of GAAP to Non-GAAP Clear Aligner Net Revenues
(in millions)	Q3 2015 Guidance
(using Q3'14 FX rates)

GAAP Clear Aligner Net Revenues	$190.6 - $194.4
Exclude foreign exchange impact on Q3'15 revenues	6.2
Exclude the impact of Additional Aligner deferral on Q3'15 revenues	$6.0 - $7.0
Non-GAAP Clear Aligner Net Revenues excluding foreign exchange and additional aligners deferrals impact	$202.8 - $207.6

Clear Aligner Net Revenues in Q3'14	$178.1
% Year-over-year growth excluding the impact of foreign exchange and additional aligners deferral	13.9% - 16.6%

Reconciliation of GAAP to Non-GAAP EPS
Q3 2015 Guidance
(using Q3'14 FX rates)

GAAP EPS	$0.28 - $0.31
Exclude foreign exchange impact on Q3'15 revenues	0.06
Exclude foreign exchange impact on Q3'15 operating expenses	(0.05)
Exclude the impact of Additional Aligner deferral on Q3'15 revenues	$0.06 - $0.07
Exclude the impact of organizational costs on Q3'15 operating expenses	0.02
Non-GAAP EPS excluding foreign exchange, additional aligners deferrals and organizational costs impact	$0.37 - $0.41

About Non-GAAP Financial Measures

To supplement our consolidated financial statements and our business outlook, we may use from time to time the following non-GAAP financial measures: non-GAAP constant currency revenue growth and non-GAAP constant currency earnings per share. The presentation of this financial information is not intended to be considered in isolation, or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our "core operating performance." Management believes that "core operating performance" represents Align's performance in the ordinary, on-going and customary course of its operations. Accordingly, management excludes from "core operating performance" certain expenditures and other items that may not be indicative of our operating performance, such as our revenues and earnings per share excluding the impact for foreign currency fluctuations, severance and other costs related to organizational changes, amounts related to the Additional Aligners at no Charge policy change, as well as discrete cash and non-cash charges that are infrequent, or one-time in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making, and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods. A reconciliation of the GAAP and non-GAAP financial measures for the quarter and year and a more detailed explanation of each non-GAAP financial measure and its uses are provided in the footnotes to the table captioned "Reconciliation of GAAP to non-GAAP Key Financial Metrics" and "Business Outlook Summary" included at the end of this release.

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align's business outlook is difficult to predict. Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided. Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward Looking Information" above in this press release.

Financial Outlook
(in millions, except per share amounts and percentages)

Q3'15 Guidance

	GAAP	Adjustment	(a)	Non-GAAP

Net Revenues	$201.4 - $205.7	$12.2 - $13.2		$213.6 - $218.9

Gross Margin	74.5% - 75.1%

Operating Expenses	$119.5 - $120.9

Operating Margin	15.1% - 16.4%

Net Income per Diluted Share	$0.28 - $0.31	$0.09 - $0.10		$0.37 - $0.41

(a) Excludes impact from foreign exchange, additional aligner deferrals and organizational costs

Business Metrics:	Q3'15

Case Shipments	141.8K - 144.3K
Capital Expenditure	$20M - $25M
Depreciation & Amortization	$4.5M - $5.0M
Diluted Shares Outstanding	81.2M *
Stock Based Compensation Expense	$14.3M
Tax Rate	24.0%

* Includes impact of ASR program and excludes any other repurchases during the quarter

CONTACT INFORMATION

Investor Relations Contact
Shirley Stacy
Align Technology, Inc.
(408) 470-1150
sstacy@aligntech.com

Press Contact
Shannon Mangum Henderson
Ethos Communication, Inc.
(678) 261-7803
align@ethoscommunication.com